Exhibit 99.9

Natural Alternatives International, Inc.

Announces Amended and Extended Credit Facility with Wells Fargo Bank

CARLSBAD, CALIF, June 23, 2025 /GLOBE NEWSWIRE/ --Natural Alternatives International, Inc. ("NAI") (Nasdaq: NAII), a leading formulator, manufacturer and marketer of customized nutritional supplements, today announced the execution of an amended credit facility with Wells Fargo Bank, NA (“Wells Fargo”). This amendment modifies the current facility extending the term of the agreement to December 31, 2026 and modifies the borrowing capacity to $10 million.

Mark A. Le Doux, Chairman and Chief Executive Officer of NAI stated, “We are grateful for our long-standing relationship with Wells Fargo and we believe this amended credit facility is made possible by the strength of our balance sheet. We believe this facility will be sufficient to support our working capital needs as we continue to strive towards continued top-line revenue growth and returning the business to sustainable profitability.”

NAI, headquartered in Carlsbad, California, is a leading formulator, manufacturer and marketer of nutritional supplements and provides strategic partnering services to its customers. Our comprehensive partnership approach offers a wide range of innovative nutritional products and services to our clients including scientific research, clinical studies, proprietary ingredients, customer-specific nutritional product formulation, product testing and evaluation, marketing management and support, packaging, and delivery system design, regulatory review, and international product registration assistance. For more information about NAI, please see our website at http://www.nai-online.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that are not historical facts and information. These statements represent our intentions, expectations and beliefs concerning future events, including, among other things, our future revenue, profits and financial condition. We wish to caution readers these statements involve risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein. NAI's financial performance and the forward-looking statements contained herein are further qualified by other risks, including those set forth from time to time in the documents filed by us with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

SOURCE - Natural Alternatives International, Inc.CONTACT – Michael Fortin, Chief Financial

Officer, Natural Alternatives International, Inc., at 760-736-7700 or investor@nai-online.com.

Web site: http://www.nai-online.com